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                          SOUTHWALL TECHNOLOGIES INC.

                                 EXHIBIT 23.1
                                 ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on September
16, 1991), 33-51758 (filed on September 8, 1992) and 33-82138 (filed on July 28,
1994) of our report dated January 24, 1997 appearing on page 17 of this Form
10-K.



PRICE WATERHOUSE LLP
San Jose, California
March 26, 1997




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